Exhibit 3.57

Exhibit 3.57 *050102* ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov Articles of Organization Limited-Liability Company (PURSUANT TO NRS CHAPTER 86) Filed in the office of Document Number 20110374385-04 Ross Miller Secretary of State State of Nevada Filing Date and Time 05/19/2011 3:25 PM Entity Number E0288962011-7 USE BLACK INK ONLY—DO NOT HIGHLIGHT (This document was filed electronically.) ABOVE SPACE IS FOR OFFICE USE ONLY 1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions) BIG SIOUX RIVERHEALTH HOLDINGS LLC Check box if a series Limited-Liability Company Check box if a Restricted Limited-Liability Company 2. Registered Agent for Service of Process: (check only one box) Commercial Registered Agent: NATIONAL REGISTERED AGE-SEE ATTACHED Name Noncommercial Registered Agent OR Office or Position with Entity (name and address below) (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Nevada Street Address City Zip Code Nevada Mailing Address (If different from street address) City Zip Code 3. Dissolution Date: (optional) Latest date upon which the company is to dissolve (if existence is not perpetual): 4. Management: (required) Company shall be managed by: Manager(s) OR Member(s) (check only one box) 5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3) 1) THE ENSIGN GROUP, INC. – SEE ATTACHED Name 27101 PUERTA REAL, SUITE MISSION VIEJO CA 92691 Street Address City State Zip Code 2) Name Street Address City State Zip Code 3) Name Street Address City State Zip Code 6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer) CHAD KEETCH-SEE ATTACHED CHAD KEETCH Name Organizer Signature 27101 PUERTA REAL, SUITE MISSION VIEJO CA 92691 Address City State Zip Code 7. Certificate of Acceptance of Appointment of Registered Agent: I hereby accept appointment as Registered Agent for the above named Entity. NATIONAL REGISTERED AGENTS, INC OF NV 05/19/2011 Authorized Signature of registered Agent or On Behalf of Registered Agent Entity Date Nevada Secretary of State NRS 86 DLLC Articles Revised 9-9-10 This form must be accompanied by appropriate fees.

Exhibit 3.57

Exhibit 3.57 Articles of Organization (PURSUANT TO NRS CHAPTER 86) CONTINUED Includes data that is too long to fit in the fields on the NRS 86 Form and all additional managers and organizers ENTITY NAME: BIG SIOUX RIVER HEALTH HOLDINGS LLC FOREIGN NAME TRANSLATION: Not Applicable REGISTERED AGENT NAME: NATIONAL REGISTERED AGENTS, INC. OF NV STREET ADDRESS: Not Applicable MAILING ADDRESS: Not Applicable ADDITIONAL Managers or Managing Members Name: THE ENSIGN GROUP, INC. Address: 27101 PUERTA REAL, SUITE 450 City: MISSION VIEJO State: CA Zip Code: 92691 ADDITIONAL Organizers Name: CHAD KEETCH Address: 27101 PUERTA REAL, SUITE 450 City: MISSION VIEJO State: CA Zip Code: 92691

*181102*

ROSS MILLER

Secretary of state

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

Registered Agent

Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent,

Noncommercial Registered Agent or Represented Entity. For more

Information please visit http://www/nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY- DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of …………………….Big Sioux River Health Holdings LLC…………………….

Name of Represented Business Entity

I, National Registered Agents, Inc. of NV am a:

Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) commercial registered agent listed with the Nevada Secretary of State,

b) noncommercial registered agent with the following address for service of process:

Nevada

Street Address……………………. City………… Zip Code

Nevada

Mailing Address (If different from street address) City……………. Zip Code

c) represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Nevada

Street Address City Zip Code

Nevada

Mailing Address (If different from street address) City Zip Code and hereby state that on May 19, 2011 I accepted the appointment as registered agent for Date the above named business entity.

X Jose Castellanos, Asst. Secretary 05/19/2011

Authorized Signature of R.A. or On Behalf of R.A. Company Date

* If changing Registered Agent when reinstating, officer’s signature required.

X

Signature of Officer Date

Nevada Secretary of State Form RA Acceptance Revised: 5-13-10

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE

BUSINESS LICENSE APPLICATION OF: ENTITY NUMBER

BIG SIOUX RIVER HEALTH HOLDINGS LLC E0288962011-7

NAME OF LIMITED-LIABILITY COMPANY

FOR THE FILING PERIOD OF MAY, 2014 TO MAY, 2015

*100401*

Filed in the office of

Ross Miller Secretary of State State of Nevada

Document Number 20140487607-49

Filing Date and Time 07/07/2014 7:03 AM

Entity Number E0288962011-7

(This Document was filed electronically)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY-DO NOT HIGHLIGHT

**YOU MAY FILE THIS FORM ONLINE AT www.nvsllverflume.gov**

☐ Return one file stamped copy. (if filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members. A Manager, or if none, a Managing Member of the LLC must sign the form. FORM WILL BE RETURNED IF UNSIGNED.

2. If there are additional managers or managing members, attach a list or them to this form.

3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list far the previous year.

4. State business license fee is $200.00 Effective 2/1/2010. $100.00 must be added for failure to file form by deadline.

5. Make your check payable to the Secretary of State.

6. Ordering Copies: if requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.

7. Return the completed form to; Secretary of State, 202 North Carson Street, Carson City. Nevada 89701-4201. (775) 684-5708.

8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ANNUAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result In rejection, which could result in late fees.

NRS 76.020 Exemption Codes

001—Governmental Entity

005—Motion Picture Company

006—NRS 680B.020 Insurance Co.

NAME CTR PARTNERSHIP, L.P. MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

27101 PUERTA REAL, SUITE, 400, USA MISSION VIEJO CA 92691

NAME MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

NAME MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

NAME MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the Identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239,330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X WILLIAM WAGNER Title Date

Signature of Manager, Managing Member or

Other Authorized Signature CHIEF FINANCIAL OFFICER 7/7/2014 7:03:19 AM

Nevada Secretary of State List ManorMem Revised: 8-8-13